Exhibit 10.2

BACKSTOP COMMITMENT AGREEMENT

AMONG

CHAPARRAL ENERGY, INC.

EACH OF THE OTHER CHAPARRAL PARTIES LISTED ON SCHEDULE 1 HERETO

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of November [●], 2016

i

SCHEDULES

Schedule 1	Subsidiaries
Schedule 2	Backstop Commitment Percentages
Schedule 3	Unsecured Notes Claims
Schedule 4	Consents
Schedule 5	Notice Addresses for Commitment Parties

EXHIBITS

Exhibit A – Form of Rights Offering Procedures

Exhibit B – Form of Joinder Agreement for Related Purchaser

Exhibit C-1 – Form of Joinder Agreement for Existing Commitment Party Purchaser

Exhibit C-2 – Form of Amendment for Existing Commitment Party Purchaser

Exhibit D – Form of Joinder Agreement for Third-Party Purchaser

BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of November [●], 2016, is made by and among (i) Chaparral Energy, Inc. (the “Company”) and each of its subsidiaries listed on Schedule 1 hereto, as debtors in possession (such subsidiaries and the Company, each a “Chaparral Party” and collectively, the “Chaparral Parties”), on the one hand, and (ii) each of the Commitment Parties set forth on Schedule 2 hereto as of the date hereof (the “Commitment Parties”), on the other hand. Each of the Company, each other Chaparral Party and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, on May 9, 2016 (the “Petition Date”), each of the Chaparral Parties (each, individually, a “Debtor” and, collectively, the “Debtors”) commenced a voluntary case under chapter 11 of title 11 of the United States Code, 11 U.S.C.
§§ 101–1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (together with any court with jurisdiction over the Chapter 11 Cases, the “Bankruptcy Court”), which cases are being jointly administered under the case number 16-11144 (LSS) (together, the “Chapter 11 Cases”);

WHEREAS, in connection with the Chapter 11 Cases, the Debtors have engaged in good faith, arm’s-length negotiations with certain parties in interest regarding the terms of the Plan, which Plan shall be consistent in all respects with the plan term sheet setting forth the principal terms to be included in the Plan and attached as Exhibit A to the PSA (the “Term Sheet”);

WHEREAS, the Debtors intend to seek entry of one or more orders of the Bankruptcy Court, in each case, in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company (x) confirming the Plan pursuant to section 1129 of the Bankruptcy Code and (y) authorizing the consummation of the transactions contemplated hereby, which order is expected to take the form of, and be incorporated into, the Confirmation Order (such order or orders, the “Confirmation Order”);

WHEREAS, pursuant to the Plan and this Agreement, and in accordance with the Rights Offering Procedures, the Company will issue subscription rights to holders of Unsecured Notes Claims (the “Subscription Rights”) and conduct a rights offering for the Rights Offering Shares in the Rights Offering Amount at the Purchase Price;

WHEREAS, pursuant to the Plan, on the Effective Date, the Company will issue shares of its Class A common stock (the “Class A Shares”) and Class B common stock (the “Class B Shares”) to holders of Unsecured Notes Claims in exchange for cancellation of such Unsecured Notes Claims; and

WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party has agreed to purchase (on a several and not joint basis) its Backstop Commitment Percentage of the Unsubscribed Shares, if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“2020 Indenture” means that certain indenture dated as of September 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), among the Company, as issuer, each of the guarantors party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee, related to the 2020 Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).

“2020 Unsecured Notes Claims” means all Claims against the Company, as issuer, or any other Debtor as guarantor, arising under or in connection with the 2020 Notes and the 2020 Indenture.

“2020 Notes” means the 9.875% Senior Notes due 2020, issued pursuant to the 2020 Indenture, in the aggregate principal amount of $300,000,000.

“2021 Indenture” means that certain indenture, dated as of February 22, 2011 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), among the Company, as issuer, the guarantors party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee, related to the 2021 Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).

“2021 Unsecured Notes Claims” means all Claims against the Company, as issuer, or any other Debtor as guarantor, arising under or in connection with the 2021 Notes and the 2021 Indenture.

“2021 Notes” means the 8.25% Senior Notes due 2021, issued pursuant to the 2021 Indenture, in the original aggregate principal amount of $400,000,000.

“2022 Indenture” means that certain indenture, dated as of May 2, 2012 (as amended and supplemented by the 2022 Supplemental Indenture and as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), among the Company, as issuer, the guarantors party thereto and Wilmington Savings Fund Society, FSB

(as successor to Wells Fargo Bank, National Association), as trustee, related to the 2022 Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).

“2022 Unsecured Notes Claims” means all Claims against the Company, as issuer, or any other Debtor as guarantor, arising under or in connection with the 2022 Notes and the 2022 Indenture.

“2022 Indenture Trustee” means Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), in its capacity as trustee under the 2022 Indenture.

“2022 Notes” means the 7.625% Senior Notes due 2022, issued pursuant to the 2022 Indenture, in the original aggregate principal amount of $550,000,000.

“2022 Supplemental Indenture” means that certain first supplemental indenture, dated as of November 15, 2012, between the Company, the guarantors party thereto and the 2022 Indenture Trustee, relating to the additional issuance of 2022 Notes.

“Advisors” means Milbank, Tweed, Hadley & McCloy LLP, PJT Partners LP, and Tudor Pickering Holt & Co. in their capacities as legal, financial and strategic advisors, respectively, to the Commitment Parties.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided, that for purposes of this Agreement, no Commitment Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Pre-Closing Equity Interests” means the total number of shares of Class A Shares and Class B Shares of the Company outstanding as of the Closing Date (without giving effect to the Class A Shares issued or issuable under the Rights Offering, in respect of the Commitment Premium and the Excluded Shares).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of any of the Debtors, other than the Restructuring Transactions.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any one of them.

“Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.7.

“Available Shares” means the Unsubscribed Shares that any Commitment Party fails to purchase as a result of a Commitment Party Default by such Commitment Party.

“Backstop Commitment” has the meaning set forth in Section 2.2(b).

“Backstop Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 2 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

“BCA Approval Obligations” means the obligations of the Company and the other Chaparral Parties under this Agreement.

“BCA Approval Order” means an Order entered by the Bankruptcy Court authorizing the Debtors’ performance of the BCA Approval Obligations in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Bylaws” means the amended and restated bylaws of the Company as of the Closing Date, which shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Cash” means, collectively, cash, cash equivalents and marketable securities, other than cash classified as restricted cash in accordance with GAAP.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company as of the Closing Date, which shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Chaparral Party” and “Chaparral Parties” have the meanings set forth in the Preamble.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code, including, without limitation, any Claim arising after the Petition Date.

“Class A Shares” has the meaning set forth in the Recitals.

“Class B Shares” has the meaning set forth in the Recitals.

“Cleansing Materials” has the meaning set forth in Section 6.4(d).

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Code” means the Internal Revenue Code of 1986.

“Commitment Party” means each holder of the Backstop Commitments that is party to this Agreement, including without limitation, any holder of Backstop Commitments that is a Related Purchaser, Existing Commitment Party Purchaser or a New Purchaser that has joined this Agreement pursuant to a joinder entered into pursuant to Section 2.6(b)(ii), Section 2.6(c)(iii)(1) or Section 2.6(d)(iii), respectively.

“Commitment Party Default” means the failure by any Commitment Party to (a) deliver and pay the aggregate Purchase Price for such Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Subscription Escrow Funding Date (as may be extended by the Company pursuant to the proviso in Section 2.4(b)) in accordance with Section 2.4(b) or (b) fully exercise all its Subscription Rights pursuant to and in accordance with the Plan in accordance with Section 2.2(a).

“Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Commitment Party Withdrawal Replacement Period” has the meaning set forth in Section 9.5(a).

“Commitment Premium” has the meaning set forth in Section 3.1.

“Commitment Premium Share Amount” means, with respect to a Commitment Party, the number of shares of Class A Shares equal to the product of (i) such Commitment Party’s Backstop Commitment Percentage and (ii) the quotient obtained by dividing (a) the Commitment Premium by (b) the Purchase Price.

“Common Equity Interests” means, collectively, the Class A Shares and the Class B Shares.

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to the Commitment Parties on the date of this Agreement.

“Company Plan” means any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (i) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Company or any of its Subsidiaries or any ERISA Affiliate, or for which any such entity has liability or (ii) in respect of which the Company or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Company SEC Documents” has the meaning set forth in Section 4.10.

“Complete Business Day” means on any Business Day, the time from 12:00 AM to 11:59 PM (inclusive) on such Business Day.

“Confirmation Order” has the meaning set forth in the Recitals.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Credit Agreement” means that certain Eighth Restated Credit Agreement, dated as of April 12, 2010 by and among the Company, the other Chaparral Party borrowers thereunder, the Prepetition Agent and the other parties from time to time party thereto (as amended, restated, modified, supplemented, or replaced from time to time).

“Debtor” has the meaning set forth in the Recitals.

“Defaulting Commitment Party” means in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.

“Definitive Documentation” means the definitive documents and agreements governing the Restructuring Transactions as set forth in the PSA.

“Disclosure Information” has the meaning set forth in Section 6.4(d).

“Disclosure Notice” has the meaning set forth in Section 6.4(d).

“Disclosure Statement” means the Disclosure Statement for the Plan approved pursuant to the Plan Solicitation Order (including all exhibits and schedules thereto), in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company and each as may be further amended, supplemented or otherwise modified from time to time in a manner that is reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Disclosure Time” has the meaning set forth in Section 6.4(d).

“Discount to Equity Value” means 0.75.

“Effective Date” means the effective date under the Plan.

“Enterprise Value” means the lesser of (a) $1,000,000,000 and (b) the Plan Value (as defined in the Disclosure Statement) set forth in the Disclosure Statement.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Company Plan; (b) any failure by any Company Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Company Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Company Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Company Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Company Plan or Multiemployer Plan; (e) a determination that any Company Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); (f) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Company Plan or to appoint a trustee to administer any Company Plan under Section 4042 of ERISA; (g) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Company Plan or Multiemployer Plan; (h) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical status ” (within the meaning of Section 305 of ERISA or Section 432 of the Code); or (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Company Plan.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” means any shares of the Company issued in respect of either the new management incentive plan adopted in accordance with the Term Sheet or the Excluded Warrants.

“Excluded Warrants” has the meaning given to the term “Warrants” in the Term Sheet.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.6(c).

“Exit Facility” means the new reserve-based lending facility credit agreement on terms set forth in the Exit Facility Term Sheet.

“Exit Facility Lender” means any lender under the Exit Facility, solely in its capacity as such.

“Exit Facility Term Sheet” means the term sheet attached to the PSA as Exhibit D setting forth the terms and conditions of the Exit Facility.

“Expense Reimbursement” has the meaning set forth in Section 3.3(a).

“Filing Party” has the meaning set forth in Section 6.13(b).

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, reconsidered, readjudicated, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, re-argument or rehearing shall have been denied, resulted in no modification of such Order or has otherwise been dismissed with prejudice; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Bankruptcy Rules, may be filed relating to such Order shall not cause such Order to not be a Final Order.

“Final Outside Date” has the meaning set forth in Section 9.4(h).

“Financial Statements” has the meaning set forth in Section 4.9(a).

“Funding Amount” has the meaning set forth in Section 2.4(a)(iii).

“Funding Notice” has the meaning set forth in Section 2.4(a).

“GAAP” has the meaning set forth in Section 4.9(a).

“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, exposure to which or release of which can pose a hazard to human health or the environment or are listed, regulated or defined as hazardous, toxic, pollutants or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and any radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas.

“Highly Confidential Information” has the meaning set forth in Section 6.4(c).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” of a Person means (a) indebtedness for borrowed money; (b) liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities; (c) liabilities under or in connection with drawn letters of credit or bankers’ acceptances or similar items; (d) liabilities under or in connection with interest rate swaps, collars, caps and similar hedging arrangements; (e) liabilities under or in connection with off balance sheet financing arrangements or synthetic leases; (f) the amount of all capitalized lease obligations of such Person that are required to appear on a balance sheet prepared in accordance with GAAP; and (g) any amounts guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse) or other amounts for which such Person is indirectly liable as guarantor, surety or otherwise.

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.1.

“Indentures” means, collectively, the 2020 Indenture, the 2021 Indenture and the 2022 Indenture.

“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“IRS” means the United States Internal Revenue Service.

“Joint Filing Party” has the meaning set forth in Section 6.13(c).

“Knowledge of the Company” means (i) the actual knowledge, after reasonable inquiry of their direct reports, of the chief executive officer, chief financial officer and chief operating officer and (ii) the actual knowledge of the associate general counsel of the Company. As used herein, “actual knowledge” means information that is personally known by the listed individual(s).

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.13.

“Legend” has the meaning set forth in Section 6.12.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Material Adverse Effect” means any Event after September 30, 2016 which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, including the Rights Offering, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including acts of war, terrorism or natural disasters) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company and its Subsidiaries operate; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby, including, without limitation, the Restructuring Transactions; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company or any of its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); or

(v) the filing or pendency of the Chapter 11 Cases or actions taken in connection with the Chapter 11 Cases in compliance with the Bankruptcy Code and Bankruptcy Rules; provided, that the exceptions set forth in clauses (i) and (ii) of this definition shall not apply to the extent that such Event is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies comparable in size and scale to the Company and its Subsidiaries operating in the industries in which the Company and its Subsidiaries operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party and (b) any Contracts to which the Company or any of its Subsidiaries is a party that is likely to reasonably involve consideration of more than $5,000,000, in the aggregate, over a twelve-month period.

“Maximum Backstop Funding Amount” means, with respect to any Commitment Party, the amount of cash equal to the product of (a) such Commitment Party’s Backstop Commitment Percentage and (b) the Rights Offering Amount.

“Maximum Unsubscribed Shares Amount” means, with respect to any Commitment Party, the amount of Class A Shares equal to the product of (a) such Commitment Party’s Backstop Commitment Percentage and (b) the quotient of (i) the Rights Offering Amount, divided by (ii) the Purchase Price.

“MNPI” has the meaning set forth in Section 6.4(c).

“Money Laundering Laws” has the meaning set forth in Section 4.26.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan for which any such entity has liability.

“Net Debt Amount” means the aggregate amount of Indebtedness of the Company and its Subsidiaries, less the aggregate amount of Cash of the Company and its Subsidiaries, in each case that are projected to exist as of the time immediately following the Effective Date as provided in the Plan, provided, that the calculation of the Net Debt Amount shall (i) be made no more than seven (7) days prior to the Rights Offering Commencement Time and (ii) be reasonably acceptable to PJT Partners LP in its capacity as financial advisor to the Commitment Parties.

“New Purchaser” has the meaning set forth in Section 2.6(d).

“Non-PSA Breaching Commitment Parties” has the meaning set forth in Section 9.3(c).

“Notice of Proposed Deficiency” has the meaning set forth in Section 6.4(d).

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.4(h).

“Party” has the meaning set forth in the Preamble.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” means (a) Liens for Taxes that (i) are not due and payable or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of the Company or any of its Subsidiaries; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, restrictions and other similar matters adversely affecting title to any Real Property and other title defects that do not or would not materially impair the use or occupancy of such Real Property or the operation of the Company’s or any of its Subsidiaries’ business; (e) from and after the occurrence of the Effective Date, Liens granted in connection with the Exit Facility; (f) Liens listed on Section 1.1 of the Company Disclosure Schedules; and (g) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” means the Debtors’ joint plan of reorganization, which shall provide for the release and exculpation of each Commitment Party and its Affiliates and Representatives, in each case solely in their capacity as such, from liability in connection with the Chapter 11 Cases and the Transaction Agreements, shall be consistent with the terms set forth in the Term Sheet and shall otherwise be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Debtors (as the same may be amended, supplemented or otherwise modified from time to time in a manner that is reasonably satisfactory to the Requisite Commitment Parties and the Company).

“Plan Solicitation Motion” means the Debtors’ motion for an Order, in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company and among other things, (a) approving the Disclosure Statement and the Rights Offering Procedures; (b) establishing a voting record date for the Plan; (c) approving solicitation packages and procedures for the distribution thereof; (d) approving the forms of ballots; (e) establishing procedures for voting on the Plan; (f) establishing notice and objection procedures for the confirmation of the Plan; and (g) establishing procedures for the assumption and/or assignment of executory Contracts and unexpired leases under the Plan.

“Plan Solicitation Order” means an Order entered by the Bankruptcy Court, substantially in the form attached to the Plan Solicitation Motion, which Order shall, among other things, seek approval of the Disclosure Statement and the commencement of a solicitation of votes to accept or reject the Plan, and which Order shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Pre-Closing Period” has the meaning set forth in Section 6.3.

“Prepetition Agent” means JPMorgan Chase Bank, N.A.

“PSA” means that certain Plan Support Agreement entered into by and among the Company, the other Chaparral Parties, the Consenting Noteholders (as defined therein) and the Consenting Prepetition Lenders (as defined therein), dated as of November [•], 2016 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), including the exhibits and schedules thereto.

“PSA Approval Order” means an Order entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company, approving the PSA and its execution by the Company.

“Purchase Price” means a price per share of Class A Shares equal to (a)(i) the Enterprise Value minus (ii) the Net Debt Amount, multiplied by (b) the Discount to Equity Value, and then divided by (c) the Total Outstanding Shares.

“Q3 Financial Statements” has the meaning set forth in Section 4.9(b).

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.7(a).

“Related Fund” means (i) any investment funds who are advised by the same investment advisor and (ii) any investment advisor referred to in clause (i) of this definition.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” has the meaning set forth in Section 2.6(b).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Reorganized Company Corporate Documents” means the Bylaws and the Certificate of Incorporation.

“Replacing Commitment Parties” has the meaning set forth in Section 2.3(a).

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Company Plan (other than a Company Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Reports” has the meaning set forth in Section 6.5(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Commitment Parties” means the Commitment Parties holding at least a majority of the aggregate Backstop Commitments as of the date on which the consent or approval is solicited.

“Restructuring Transactions” has the meaning set forth in the PSA.

“Review Period” has the meaning set forth in Section 6.4(d).

“Rights Offering” means the rights offering that is backstopped by the Commitment Parties in connection with the Restructuring Transactions substantially on the terms reflected in the PSA and this Agreement, and in accordance with the Rights Offering Procedures.

“Rights Offering Amount” means an aggregate amount equal to $50,000,000.

“Rights Offering Commencement Time” means the time and date set forth in the Rights Offering Procedures under the definition of “Subscription Commencement Date”.

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription form must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures, together with the applicable Purchase Price.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court pursuant to the BCA Approval Order, which procedures shall be in form and substance substantially as set forth in Exhibit A hereto, as may be amended or modified in a manner that is reasonably acceptable to the Requisite Commitment Parties and the Company.

“Rights Offering Shares” means the Class A Shares (including all Unsubscribed Shares purchased by the Commitment Parties pursuant to this Agreement) distributed pursuant to and in accordance with the Rights Offering Procedures.

“Rights Offering Subscription Agent” means Kurtzman Carson Consultants LLC or another subscription agent appointed by the Company and reasonably satisfactory to the Requisite Commitment Parties.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Terms” means, collectively, (i) the definitions of Alternative Transaction, Enterprise Value, Discount to Equity Value, Net Debt Amount, Purchase Price, Requisite Commitment Parties, Significant Terms, (ii) the terms of Section 2.3, Section 2.6, Section 2.7, Section 3.1, Section 3.2 and Section 6.14.

“Subscription Amount” has the meaning set forth in Error! Reference source not found.(ii).

“Subscription Escrow Account” has the meaning set forth in Section 2.4(a).

“Subscription Escrow Agreement” has the meaning set forth in Section 2.4(b).

“Subscription Escrow Funding Date” has the meaning set forth in Section 2.4(b).

“Subscription Rights” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Term Sheet” has the meaning set forth in the Recitals.

“Termination Date” has the meaning set forth in the PSA.

“Termination Fee” means $4,375,000.

“Total Outstanding Shares” means the total number of shares of the Company’s Class A Shares and Class B Shares outstanding immediately following the Closing, as provided in the Plan, including shares issued in satisfaction of Unsecured Notes Claims and Rights Offering Shares, and shares issued in accordance with this Agreement (including those issued as payment of the Commitment Premium) but excluding any Excluded Shares.

“Transaction Agreements” has the meaning set forth in Section 4.2(a).

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Subscription Right, an Unsecured Notes Claim, a Rights Offering Share, or a share of Common Equity Interests.

“Unfunded Pension Liability” means the excess of a Company Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Company Plan’s assets, determined in accordance with the assumptions used for funding the Company Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unsecured Notes Claims” means, collectively, the 2020 Unsecured Notes Claims, the 2021 Unsecured Notes Claims and the 2022 Unsecured Notes Claims.

“Unsubscribed Shares” means the Rights Offering Shares that have not been duly purchased by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“willful or intentional breach” has the meaning set forth in Section 9.6(a).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2    Construction. In this Agreement, unless the context otherwise requires:

(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)    the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)    the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)    “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)    references to “day” or “days” are to calendar days;

(h)    references to “the date hereof” means the date of this Agreement;

(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)    references to “dollars” or “$” are to United States of America dollars.

ARTICLE II

BACKSTOP COMMITMENT

Section 2.1    The Rights Offering; Subscription Rights. (a) On and subject to the terms and conditions hereof, including entry of the BCA Approval Order by the Bankruptcy Court, the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, this Agreement and the Plan.

(b)    Upon request from the Requisite Commitment Parties from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Company shall notify, or cause the Rights Offering Subscription Agent to notify, the Commitment Parties of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

Section 2.2    The Backstop Commitment. (a) On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Commitment Party agrees, severally and not jointly, to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise, in accordance with the Rights Offering Procedures and the Plan; provided that any such Commitment Party that fails to fully comply with such obligations shall be liable to the Company and each non-Defaulting Commitment Party as a result of such failure to comply.

(b)    On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Commitment Party agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Commitment Party, on the Closing Date for the Purchase Price, the number of Unsubscribed Shares equal to (a) such Commitment Party’s Backstop Commitment Percentage multiplied by (b) the aggregate number of Unsubscribed Shares, rounded among the Commitment Parties solely to avoid fractional shares as the Commitment Parties may determine in their sole discretion. The obligations of the Commitment Parties to purchase such Unsubscribed Shares as described in this Section 2.2(b) shall be referred to as the “Backstop Commitment”.

Section 2.3    Commitment Party Default. (a) Upon the occurrence of a Commitment Party Default, the Commitment Parties and their respective Related Funds (other than any Defaulting Commitment Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Company to all Commitment Parties of such Commitment Party Default, which notice shall be given promptly following the occurrence of such Commitment Party Default and to all Commitment Parties substantially concurrently (such five (5) Business Day period, the “Commitment Party Replacement Period”), to make arrangements for one or more of the Commitment Parties (other than any Defaulting Commitment Party) to purchase all or any portion of the Available Shares (such purchase, a “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached within the Commitment Party Replacement Period, the division of the purchased Available Shares among such electing Commitment Parties shall be based upon the relative applicable Backstop Commitment Percentages of any such electing Commitment Parties (other than any Defaulting Commitment Party) (such Commitment Parties, the “Replacing Commitment Parties”). Any such Available Shares purchased by a Replacing Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Shares to be purchased by such Replacing Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacing Commitment Party for all purposes hereunder and (z) the Backstop Commitment of such Replacing Commitment Party for purposes of the definition of Requisite Commitment Parties. If a Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period.

(b)    The amount of the Commitment Premium payable by the Company to a Replacing Commitment Party with respect to any Available Shares purchased by such Replacing Commitment Party in a Commitment Party Replacement pursuant to Error! Reference source not found. shall be multiplied by 150%.

(c)    Notwithstanding anything in this Agreement to the contrary, if a Commitment Party is a Defaulting Commitment Party, it shall not be entitled to any of the Commitment Premium, Termination Fee, expense reimbursement applicable to such Defaulting Commitment Party (including the Expense Reimbursement) or indemnification provided, or to be provided, under or in connection with this Agreement.

(d)    Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.

(e)    For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.6, but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Commitment Party from any liability hereunder, or limit the availability of the remedies set forth in Section 10.9, in connection with any such Defaulting Commitment Party’s Commitment Party Default.

Section 2.4    Subscription Escrow Account Funding. (a) No later than the fifth (5th) Business Day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall deliver to each Commitment Party a written notice (the “Funding Notice”) of:

(i)    the number of Rights Offering Shares elected to be purchased by the Rights Offering Participants and the aggregate Purchase Price therefor;

(ii)    the number of Rights Offering Shares to be issued and sold by the Company to such Commitment Party and the aggregate Purchase Price therefor (the “Subscription Amount”);

(iii)    the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price required for the purchase thereof;

(iv)    the number of Unsubscribed Shares (based upon such Commitment Party’s Backstop Commitment Percentage) to be issued and sold by the Company to such Commitment Party (as it relates to each Commitment Party, such Commitment Party’s “Unsubscribed Share Amount”) and the aggregate Purchase Price therefor (as it relates to each Commitment Party, such Commitment Party’s “Funding Amount”); and

(v)    the account information (including wiring instructions) for the escrow account to which such Commitment Party shall deliver and pay the Subscription Amount and the Funding Amount (the “Subscription Escrow Account”).

The Company shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request.

(b)    No earlier than the fourth (4th) Complete Business Day following receipt of the Funding Notice and no later than two (2) Business Days prior to the Effective Date (such date, the “Subscription Escrow Funding Date”), each Commitment Party shall deliver and pay its Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Subscription Escrow Account in satisfaction of such Commitment Party’s Backstop Commitment, provided that, notwithstanding the foregoing, with respect to any Commitment Party, the Company may consent to such Commitment Party delivering its Funding Amount on the date is that is one (1) Business Day prior to the Effective Date (such date, the “Extended Funding Date”) and in such case the Subscription Escrow Funding Date for such Commitment Party shall be deemed to be the Extended Funding Date for purposes of the definition of Commitment Party Default. The Subscription Escrow Account shall be established with an escrow agent reasonably satisfactory to the Requisite Commitment Parties and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company (the “Subscription Escrow Agreement”). If this Agreement is terminated in accordance with its terms, the funds held in the Subscription Escrow Account shall be released, and each Commitment Party shall receive from the Subscription Escrow Account the cash amount actually funded to the Subscription Escrow Account by such Commitment Party, without any interest, promptly following such termination. Each Commitment Party shall have the option to fund its Maximum Backstop Funding Amount in an escrow account at any time prior to the Rights Offering Commencement Time, provided that, on the Closing Date, to the extent that such Commitment Party’s Maximum Backstop Funding Amount is in excess of such Commitment Party’s Funding Amount, such excess funds shall be returned to such Commitment Party.

Section 2.5    Closing. (a) Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Commitment Parties, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005, at 11:00 a.m., New York City time, within three (3) Business Days of the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b)    At the Closing, the funds held in the Subscription Escrow Account shall be released to the Company and utilized as set forth in, and in accordance with, the Plan.

(c)    At the Closing, issuance of the Unsubscribed Shares will be made by the Company to each Commitment Party (or to its designee in accordance with Section 2.7) against payment of such Commitment Party’s Funding Amount, in satisfaction of such Commitment Party’s Backstop Commitment. Unless a Commitment Party requests delivery of a physical stock certificate, the entry of any Unsubscribed Shares to be delivered pursuant to this Section 2.5(c) into the account of a Commitment Party through the facilities of The Depository Trust Company and pursuant to the Company’s book entry procedures and delivery to such Commitment Party of an account statement reflecting the book entry of such Unsubscribed Shares shall be deemed delivery of such Unsubscribed Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Unsubscribed Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.6    Transfer of Backstop Commitments. (a) Other than as expressly set forth in this Section 2.6, no Commitment Party shall be permitted to Transfer its Backstop Commitment.

(b)    Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any creditworthy Affiliate or Related Fund (other than any portfolio company of such Commitment Party or its Affiliates) (each, a “Related Purchaser”), provided, that such Commitment Party shall (i) provide written notice to the Company of such Transfer as far in advance thereof as practicable and (ii) deliver to the Company and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit B, executed by such Commitment Party and such Related Purchaser.

(c)    Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Related Purchaser (each, an “Existing Commitment Party Purchaser”), provided, that (i) such Transfer shall have been consented to by the Requisite Commitment Parties (such consent shall not to be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Complete Business Days following notification in writing to Milbank, Tweed, Hadley & McCloy LLP and the Company of a proposed Transfer by such Commitment Party), (ii) such Existing Commitment Party Purchaser or such Existing Commitment Party Purchaser’s Affiliate or Related Fund shall have been a Commitment Party as of immediately prior to such Transfer and (iii)(1) to the extent such Existing Commitment Party Purchaser is not a Commitment Party hereunder, such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit C-1, executed by such Commitment Party and such Existing Commitment Party Purchaser and (2) to the extent such Existing Commitment Party Purchaser is already a Commitment Party hereunder, such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent an amendment to this Agreement, substantially in the form attached hereto as Exhibit C-2, executed by such Commitment Party and such Existing Commitment Party Purchaser.

(d)    Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person that is not an Existing Commitment Party Purchaser (each of the Persons to whom a Transfer is made, a “New Purchaser”), provided, that (i) such Transfer shall have been consented to by the Requisite Commitment Parties (such consent shall not be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Complete Business Days following notification in writing to Milbank, Tweed, Hadley & McCloy LLP of a proposed Transfer by such Commitment Party); (ii) such Transfer shall have been consented to by the Company in writing (such consent shall not be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Business Days following written notification of a proposed Transfer by such Commitment Party to the Company, unless any written objection is provided by the Company to such Commitment Party during such two Business Day period), and (iii) such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit D executed by such Commitment Party, such New Purchaser and the Company.

(e)    No Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to the Company or any of the Company’s Affiliates. No Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Person unless it also agrees to (and does) concurrently Transfer a corresponding number and amount of the Unsecured Notes Claims to such Person, provided that, the Company may consent to Transfers of a Commitment Party’s Backstop Commitment absent a simultaneous transfer of a corresponding amount of the Unsecured Notes Claims. No Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Person following receipt of the Funding Notice pursuant to, and in accordance with, Section 2.4. Any Commitment Party seeking to Transfer its Backstop Commitment to any other Person must provide the Company, the Subscription Agent and Milbank, Tweed, Hadley & McCloy LLP with prior written notice of such proposed Transfer no less than two (2) Complete Business Days prior to the date of the consummation of such proposed Transfer. Any Transfer made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Commitment Party or any Debtor to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Commitment Party (or any permitted transferee thereof) to Transfer any of the shares of the Common Equity Interests or any interest therein.

Section 2.7    Designation Rights. Each Commitment Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of the Unsubscribed Shares that it is obligated to purchase hereunder be issued in the name of, and delivered to a Related Purchaser of such Commitment Party upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Commitment Party and each such Related Purchaser, (ii) specify the number of Unsubscribed Shares to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.4 through 5.6 as applied to such Related Purchaser; provided, that no such designation pursuant to this Section 2.7 shall relieve such Commitment Party from its obligations under this Agreement.

Section 2.8    Consent to Transfers of Subscription Rights by Commitment Parties. The Company hereby consents to any transfer of the Subscription Rights held by any Commitment Party to any such Commitment Party’s Related Purchaser, which, for the avoidance of doubt, shall not require an accompanying transfer of such Commitment Party’s interest in the corresponding Unsecured Notes Claims.

ARTICLE III

BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1    Premium Payable by the Company. Subject to Section 3.2, as consideration for the Backstop Commitment and the other agreements of the Commitment Parties in this Agreement, the Debtors shall pay or cause to be paid a nonrefundable aggregate premium in an amount equal to $4,375,000 (the “Commitment Premium”). The Commitment Premium shall be payable, in accordance with Section 3.2, to the Commitment Parties (including any Replacing Commitment Party, but excluding any Defaulting Commitment Party) or their designees in proportion to their respective Backstop Commitment Percentages at the time the payment of the Commitment Premium is made.

The provisions for the payment of the Commitment Premium, the Termination Fee and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 3.2    Payment of Premium. The Commitment Premium shall be fully earned, nonrefundable and non-avoidable upon entry of the BCA Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Commitment Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased. The Company shall satisfy its obligation to pay the Commitment Premium on the Closing Date, in lieu of any cash payment, by issuing the number of additional Class A Shares (rounding down to the nearest whole share solely to avoid fractional shares) to each Commitment Party equal to such Commitment Party’s Commitment Premium Share Amount; provided, that if the Closing does not occur, the Termination Fee shall be payable (in lieu of the Commitment Premium) in cash, to the extent provided in (and in accordance with) Section 9.6. The Commitment Premium and the Termination Fee shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

Section 3.3    Expense Reimbursement. (a) Until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, the Debtors agree to pay in accordance with Section 3.3(b): (A) the reasonable and documented out-of-pocket fees and expenses (including reasonable travel costs and expenses) of Milbank, Tweed, Hadley & McCloy LLP as primary counsel to the Commitment Parties, one local counsel, financial advisors, and consultants and other professionals for specialized areas of expertise as circumstances warrant retained by the Commitment Parties and any other advisors or consultants as may be reasonably determined by the Commitment Parties, in consultation with the Company, in each case that have been and are actually incurred in connection with (x) the negotiation, preparation and implementation of the Transaction Agreements and the other agreements and transactions contemplated thereby and (y) the Restructuring Transactions and the Chapter 11 Cases; (B) up to $350,000 (in the aggregate) of the reasonable and documented fees and out-of-pocket expenses of the Commitment Parties, including the reasonable and documented out-of-pocket fees and expenses of professionals, including consultants, retained by each Commitment

Party as circumstances warrant as may be reasonably determined by such Commitment Party; (C) all filing fees, if any, required by the HSR Act or any other Antitrust Law in connection with the transactions contemplated by this Agreement and all reasonable and documented out-of-pocket expenses related thereto; and (D) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any required regulatory filings in connection with the transactions contemplated by this Agreement (including, without limitation, filings done on Schedule 13D, Schedule 13G, Form 3 or Form 4, in each case, promulgated under the Exchange Act), in each case, that have been paid or are payable by the Commitment Parties (such payment obligations set forth in clauses (A), (B), (C) and (D) above, collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

(b)    The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid within three (3) Business Days of the Company’s receipt of invoices therefor. The Expense Reimbursement accrued thereafter shall be payable by the Debtors within five (5) Business Days after receipt of monthly invoices therefor; provided, that the Debtors’ final payment shall be made contemporaneously with the Closing or the termination of this Agreement, as applicable, pursuant to Article IX.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding section of the Company Disclosure Schedules, the Debtors, jointly and severally, hereby represent and warrant to the Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 4.1    Organization and Qualification. The Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing (or the equivalent) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except in the cases of clauses (ii) and (iii) of this Section 4.1 where the failure to have such power and authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2    Corporate Power and Authority. Each of the Company and the other Chaparral Parties has the requisite corporate power and authority (i) (A) subject to entry of the Confirmation Order, to enter into, execute and deliver this Agreement and to perform the BCA Approval Obligations and (B) subject to entry of the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to entry of the Plan Solicitation Order and the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver the Registration Rights Agreement and all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Plan, the Disclosure Statement, the PSA, the Registration Rights Agreement, the Exit Facility and any documentation or agreements relating to the Registration Rights Agreement and the Exit Facility and such other agreements and any Plan supplements or documents referred to herein or therein, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company and the other Chaparral Parties, as applicable, and no other corporate proceedings on the part of the Company or the other Chaparral Parties are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

Section 4.3    Execution and Delivery; Enforceability. Subject to entry of the BCA Approval Order, this Agreement will have been, and subject to entry of the Plan Solicitation Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the BCA Approval Order and assuming due and valid execution and delivery hereof by the Commitment Parties, the BCA Approval Obligations will constitute the valid and legally binding obligations of the Company and the other Chaparral Parties enforceable against the Company and the other Chaparral Parties in accordance with their respective terms. Upon entry of the Confirmation Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Commitment Parties, each of the obligations hereunder and thereunder will constitute the valid and legally binding obligations of the Company and the other Chaparral Parties, enforceable against the Company and, to the extent applicable, the other Chaparral Parties, in accordance with their respective terms.

Section 4.4    Authorized and Issued Capital Stock. (a) On the Closing Date, (i) the total issued capital stock of the Company will consist of the Aggregate Pre-Closing Equity Interests, plus the Class A Shares issued under the Rights Offering, plus the Class A Shares in respect of the Commitment Premium pursuant to Article III, plus the Excluded Shares, (ii) no shares of Common Equity Interests will be held by the Company in its treasury, (iii) no shares of Common Equity Interests will be reserved for issuance upon exercise of stock options and other rights to purchase or acquire shares of Common Equity Interests granted in connection with any employment arrangement entered into in accordance with Section 6.3, and (iv) no warrants to purchase shares of Common Equity Interests, other than the Excluded Warrants, will be issued and outstanding.

(b)    As of the Closing Date, all issued and outstanding shares of Common Equity Interests will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights.

(c)    Except as set forth in this Section 4.4, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.

(d)    Except as described in this Section 4.4 and except as set forth in the Registration Rights Agreement, the Reorganized Company Corporate Documents or the Exit Facility, upon the Closing, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of the Company or any of its Subsidiaries (other than any restrictions included in the Exit Facility or any corresponding pledge agreement) or (iv) relates to the voting of any shares of capital stock of the Company.

Section 4.5    Issuance. Subject to entry of the BCA Approval Order and the Confirmation Order, the shares of Common Equity Interests, including the shares of Common Equity Interests to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof, will, when issued and delivered on the Closing Date in exchange for the aggregate Purchase Price therefor, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Permitted Liens and Transfer restrictions imposed hereunder or under the Reorganized Company Corporate Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Reorganized Company Corporate Documents, and the Registration Rights Agreement).

Section 4.6    No Conflict. Assuming the consents described in clauses (a) through (f) of Section 4.7 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent contemplated by the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which the Company or any of its Subsidiaries will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the Company or any of its Subsidiaries will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the Reorganized Company Corporate Documents or any of the organization documents of any of the Company’s Subsidiaries, or (c) result in any violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties, except in each of the cases described in clauses (a) and (c) of this Section 4.6, which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.7    Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, its Subsidiaries, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, its Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the BCA Approval Order authorizing the Company and the other Chaparral Parties to execute and deliver this Agreement and perform the BCA Approval Obligations, (b) the entry of the Confirmation Order authorizing the Company and the other Chaparral Parties to perform each of their respective obligations hereunder, (c) the entry of the Confirmation Order, (d) the entry of the Plan Solicitation Order, (e) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of orders as may be necessary in the Chapter 11 Cases from time to time, (f) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (g) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Shares by the Commitment Parties, the issuance of the Subscription Rights, the issuance of the Rights Offering Shares pursuant to the exercise of the Subscription Rights, the issuance of Common Equity Interests in satisfaction of Unsecured Notes Claims pursuant to the Plan and the issuance of Class A Shares as payment of the Commitment Premium and (h) any Applicable Consents that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect.

Section 4.8    Arm’s-Length. The Company and the other Chaparral Parties acknowledge and agree that (a) each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the other Chaparral Parties with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Commitment Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.9    Financial Statements. (a) The audited consolidated balance sheets of the Company as at December 31, 2015 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, accompanied by a report thereon by Grant Thornton LLP (collectively, the “Financial Statements”), present fairly, in all material respects, the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such Financial Statements, including the related schedules and notes thereto, have been prepared, in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as disclosed therein).

(b)    The unaudited consolidated balance sheet of the Company as at September 30, 2016 and the related consolidated statements of operations and of cash flows (collectively, the “Q3 Financial Statements”), that the Company filed with the SEC shall present fairly, in all material respects, the consolidated financial condition of the Company as at September 30, 2016, and the consolidated results of its operations and its consolidated cash flows for the quarter then ended.

Section 4.10    Company SEC Documents and Disclosure Statements Since January 1, 2014, the Company has filed all required reports, schedules, forms and statements with the SEC (the “Company SEC Documents”). As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. The Company has filed with the SEC all Material Contracts that are required to be filed as exhibits to the Company SEC Documents that have been filed as of the date of this Agreement. No Company SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with section 1125 of the Bankruptcy Code.

Section 4.11    Absence of Certain Changes. Since September 30, 2016, no event, development, occurrence or change has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.

Section 4.12    No Violation; Compliance with Laws (i) The Company is not in violation of its charter or Bylaws and (ii) no Subsidiary of the Company is in violation of its respective charter or Bylaws or similar organizational document in any material respect. Neither the Company nor any of its Subsidiaries is or has been at any time since January 1, 2014 in violation of any applicable Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13    Legal Proceedings. Other than the Chapter 11 Cases, any adversary proceedings or contested motions commenced in connection therewith and any Legal Proceedings (as defined below) set forth on Schedule 4.13, there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.14    Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (b) all material payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiaries to the extent required by GAAP. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by the Transaction Agreements will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Company or any of its Subsidiaries (or any predecessor) is a party or by which the Company or any of its Subsidiaries (or any predecessor) is bound.

Section 4.15    Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Company and its Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, and domain names (collectively, “Intellectual Property Rights”) that are necessary for the operation of their respective businesses, (b) to the Knowledge of the Company, none of the Company or any of its Subsidiaries nor any Intellectual Property Right is interfering with, infringing upon, misappropriating or otherwise violating in any material respect any valid Intellectual Property Rights of any Person, and (c) no claim or litigation regarding any of the foregoing that is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened.

Section 4.16    Title to Real and Personal Property. (a) Real Property. Each of the Company and its Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in all easements, rights of way, and other Real Property interests relating to the Company or its Subsidiaries’ operations, and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their respective intended purposes and except where the failure to have such valid title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Leased Real Property. Each of the Company and its Subsidiaries is in compliance with all obligations under all leases to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except for leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession of the Real Property thereunder would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17    No Undisclosed Relationships. Other than Contracts other direct or indirect relationships between or among the Company and its Subsidiaries or between the Subsidiaries of the Company and each other, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC and that is not so described, except for the transactions contemplated by this Agreement. Any material Contract existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the year ended December 31, 2015 that the Company filed on March 30, 2016 or another Company SEC Document filed between March 30, 2016 and the date hereof.

Section 4.18    Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made since January 1, 2014, in all material respects, all declarations and filings with, the appropriate Governmental Entities, in each case, that are necessary for the ownership or lease of their respective properties and the conduct of the business of the Company and its Subsidiaries, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2014, neither the Company nor any of its Subsidiaries (i) has received written notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Entity with authority with respect thereto or (ii) has a reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19    Environmental. (a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2014, no written notice, claim, demand, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, “to the Knowledge of the Company, threatened which allege a violation of or liability under any applicable Environmental Laws, in each case relating to the Company or any of its Subsidiaries, (b) except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2014, the Company and each of its Subsidiaries has been in compliance with all applicable Environmental Laws; (c) except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals to the operations of the business of the Company and its Subsidiaries, and since January 1, 2014 has maintained all financial assurances, necessary for its operations to comply, in all respects, with all applicable Environmental Laws and is, and since January 1, 2014, to the Knowledge of the Company, has been, in compliance with the terms of such permits, licenses and other approvals, (d) to the Knowledge of the Company, no Hazardous Material is located at, on or under any property currently owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws other than costs, liabilities or obligations related to asset retirement obligations incurred or anticipated to be incurred pursuant to Environmental Laws or costs liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (e) to the Knowledge of the Company, January 1, 2014, no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Company or any of its Subsidiaries and transported by (or on behalf of) the Company or any of its Subsidiaries to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20    Tax Returns. (a) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each of the Company and its Subsidiaries has filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it and (ii) each such Tax return is true and correct in all material respects.

(b)    Each of the Company and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the date hereof (except Taxes (i) that are being contested in good faith by appropriate proceedings and for which the Company and its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP or (ii) with respect to the Debtors only, that the non-payment thereof is permitted by the Bankruptcy Code), which Taxes, if not paid or adequately provided for, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(c)    Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, as of the date hereof, with respect to the Company and its Subsidiaries, other than in connection with the Chapter 11 Cases and other than Taxes that are being contested in good faith by appropriate proceedings and for which the Company and its Subsidiaries (as the case may be) has set aside on their respective books adequate reserves in accordance with GAAP, (i) no claims for deficiency have been asserted in writing by a Governmental Authority with respect to any Taxes, which claims have not been satisfied, settled or withdrawn, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity.

Section 4.21    Employee Benefit Plans. (a) Except for the filing and pendency of the Chapter 11 Cases or otherwise as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) each Company Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past six years (or is reasonably likely to occur); (iii) no Company Plan has any Unfunded

Pension Liability in excess of $2,000,000 with respect to any single Company Plan and in excess of $3,000,000 with respect to all Company Plans in the aggregate; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) none of the Company or any of its Subsidiaries has engaged in a non-exempt “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Company or any of its Subsidiaries to Tax; and (vi) no employee welfare plan (as defined in Section 3(1) of ERISA) maintained or contributed to by the Company or any of its Subsidiaries provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) and other than for post-separation benefits provided under individual employment agreements.

(b)    Neither the Company nor any of its Subsidiaries has established, sponsored or maintained, or has any liability with respect to, any employee pension benefit plan or other employee benefit plan, program, policy, agreement or arrangement governed by or subject to the Laws of a jurisdiction other than the United States of America.

(c)    Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no pending, or to the Knowledge of the Company, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Plan or any Person as fiduciary or sponsor of any Company Plan, in each case other than claims for benefits in the ordinary course.

(d)    Within the last six years, no Company Plan has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect nor has any Company Plan with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA).

(e)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each employee benefit plan within the meaning of Section 3(3) of ERISA that is sponsored, maintained or contributed to by the Company or its Subsidiaries (other than any Multiemployer Plan) complies and has complied in both form and operation with its terms and all applicable Laws and legal requirements, and neither the Company, nor any of its Subsidiaries, could reasonably be expected to have any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices; (ii) all service providers of the Company or its Subsidiaries are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable tax and employment policies or law); and (iii) the Company and its Subsidiaries have not and are not engaged in any unfair labor practice.

Section 4.22    Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in

Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2015, and no changes in the Company’s internal control over financial reporting occurred from December 31, 2015 through September 30, 2016 that have materially affected, or were, as of those dates, reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.23    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

Section 4.24    Material Contracts. All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary and, to the Knowledge of the Company, each other party thereto (except where the failure to be valid, binding or enforceable would not constitute a Material Adverse Effect), and, since September 30, 2016, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to the Company or any of its Subsidiaries (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof.

Section 4.25    No Unlawful Payments. Since January 1, 2014, to the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees has in any material respect: (a) used any funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its Subsidiaries; (c) violated or is in violation, other than in immaterial violation, of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 4.26    Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and, since January 1, 2014 have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries operate (and the rules and regulations promulgated thereunder) and any related or similar applicable Laws (collectively, the “Money Laundering Laws”) and no material Legal Proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws which is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened.

Section 4.27    Compliance with Sanctions Laws. To the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently the subject or target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State. Neither the Company nor any of the other Chaparral Parties will directly or indirectly use the proceeds of the Rights Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently the subject or target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State.

Section 4.28    No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares.

Section 4.29    Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement.

Section 4.30    Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 4.31    Insurance. The Company and its Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses. All premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid. The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects. As of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

Section 4.32    Alternative Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is pursuing, or is in discussions regarding, any solicitation, offer or proposal from any Person concerning any actual or proposed Alternative Transaction.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1    Incorporation. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 5.2    Corporate Power and Authority. Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3    Execution and Delivery. This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) upon entry of the Confirmation Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4    No Registration. Such Commitment Party understands that (a) the Unsubscribed Shares and any shares of Class A Shares issued to such Commitment Party in satisfaction of the Commitment Premium have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the Unsubscribed Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.5    Purchasing Intent. Such Commitment Party is acquiring the Unsubscribed Shares and any Class A Shares issued to such Commitment Party in satisfaction of the Commitment Premium for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.6    Accredited Investor. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act.

Section 5.7    Unsecured Notes Claims. (a) As of the date hereof, such Commitment Party and its Affiliates were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Unsecured Notes Claims as set forth opposite such Commitment Party’s name under the column titled “Unsecured Notes Claims” on Schedule 3 attached hereto.

(b)    As of the date hereof, such Commitment Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Unsecured Notes Claims set forth opposite such Commitment Party’s name under the column titled “Unsecured Notes Claims” on Schedule 3 attached hereto.

(c)    Other than the PSA, such Commitment Party has not entered into any Contract to Transfer, in whole or in part, any portion of its right, title or interest in such Unsecured Notes Claims where such Transfer would prohibit such Commitment Party from complying with the terms of this Agreement or the PSA.

Section 5.8    No Conflict. The execution and delivery by such Commitment Party of this Agreement and the other Transaction Agreements to which it is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) result in any violation of the provisions of the organization or governing documents of such Commitment Party, or (b) result in any violation of any Law or Order applicable to such Commitment Party or any of its properties.

Section 5.9    Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of such Commitment Party, threatened to which the Commitment Party or any of its Subsidiaries is a party or to which any property of the Commitment Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay, or adversely impact such Commitment Party’s performance of its obligations under this Agreement or the other Transaction Agreements.

Section 5.10    Sufficiency of Funds. Such Commitment Party has, or will have as of the Closing, sufficient available funds to fulfill its obligations under this Agreement and the other Transaction Agreements (including the Rights Offering). For the avoidance of doubt, such Commitment Party acknowledges that its obligations under this Agreement and the other Transaction Agreements are not conditioned in any manner upon its obtaining financing.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1    Confirmation Order and Solicitation Order. The Company shall use its commercially reasonable best efforts, consistent with the PSA, to (a) obtain the entry of the BCA Approval Order, PSA Approval Order, Plan Solicitation Order and the Confirmation Order and (b) cause the Plan Solicitation Order, PSA Approval Order and Confirmation Order to become a Final Order (and request that such Orders be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), in each case, as soon as reasonably practicable, and in a manner consistent with the PSA, following the filing of the respective motion seeking entry of such Orders. The Company shall provide to each of the Commitment Parties and its counsel copies of the proposed motions seeking entry of the BCA Approval Order, PSA Approval Order, Plan Solicitation Order and Confirmation Order and a copy of such proposed Orders, and a reasonable opportunity to review and comment on such motions and such Orders prior to such motions and such Orders being filed with the Bankruptcy Court, and such motions and such Orders must be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company. Counsel to the Commitment Parties will provide the Company and its counsel with copies of the proposed BCA Approval Order and a reasonable opportunity to review and comment on such Order prior to such Order being filed with the Bankruptcy Court, and such Order shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company. Any amendments, modifications, changes or supplements to any of the BCA Approval Order, PSA Approval Order, Plan Solicitation Order and Confirmation Order, and any of the motions seeking entry of such Orders, shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

Section 6.2    Confirmation Order; Plan and Disclosure Statement. The Debtors shall use their commercially reasonable best efforts, consistent with the PSA, to obtain entry of the Confirmation Order. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Plan and the Disclosure Statement and any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement, and a reasonable opportunity to review and comment on such documents, and each such amendment, modification, supplement or change to the Plan or the Disclosure Statement must be in form and substance reasonably satisfactory to each of the Requisite Commitment Parties and the Company. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Confirmation Order (together with copies of any briefs, pleadings and motions related thereto) and a reasonable opportunity to review and comment on such Order, briefs, pleadings and motions prior to such Order, briefs, pleadings and motions being filed with the Bankruptcy Court, and such Order, briefs, pleadings and motions must be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

Section 6.3    Conduct of Business. Except as set forth in this Agreement or the PSA or with the prior written consent of Requisite Commitment Parties, which consent shall not to be unreasonably withheld, conditioned or delayed (requests for which, including related information, shall be directed to the counsel and financial advisors to the Commitment Parties), during the period from the date of this Agreement to the earlier of (1) the Closing Date and (2)

the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (a) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and, consistent with the PSA, use its commercially reasonable best efforts to: (i) preserve intact its business; (ii) keep available the services of its officers and employees; (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries in connection with their business; and (iv) with respect to the Company, file Company SEC Documents (including, without limitation, its financial statements) with the SEC within the time periods required under the Exchange Act; and (b) the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction that is material to their business other than: (A) transactions in the ordinary course of business; (B) other transactions after prior notice to the Commitment Parties to implement tax planning which transactions are not reasonably expected to materially adversely affect any Commitment Party and (C) transactions expressly contemplated by the PSA or the Transaction Agreements.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Company and shall require the prior written consent of the Requisite Commitment Parties to the extent not contemplated by the PSA or the Transaction Agreements: (1) any material amendment, material modification, termination, material waiver, material supplement, material restatement or other material change to any Material Contract (other than any Material Contracts that are otherwise addressed by clause (3) below); (2) entry into, or any amendment, modification, termination (other than for cause), waiver, supplement or other change to, any employment agreement to which the Company or any of its Subsidiaries is a party or any assumption of any such employment agreement in connection with the Chapter 11 Cases; or (3) the adoption or material amendment of any management incentive or equity plan by any of the Debtors except for the new management incentive plan in accordance with the Term Sheet. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall give the Commitment Parties, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement and the PSA, complete control and supervision of the business of the Company and its Subsidiaries.

Section 6.4    Access to Information; Confidentiality; Cleansing Materials. (a) Subject to applicable Law, Section 6.4(b) and Section 6.4(c), upon reasonable notice during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) (i) afford the Commitment Parties and their Representatives, reasonably promptly upon their written request, reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s and its Subsidiaries’ business or operations, to the Company’s and its Subsidiaries’ employees, properties, books, Contracts and records and, (ii) furnish reasonably promptly to the Commitment Parties and their Representatives all reasonably relevant information concerning the Company’s and its Subsidiaries’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Company (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company could reasonably likely cause the Company or any of its Subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party if the Company, or such Subsidiary, as applicable, shall have used commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure; (b) to disclose any legally or otherwise privileged information of the Company or any of its Subsidiaries; or (c) to violate any applicable Laws or Orders. All requests for information and access made in accordance with this Section 6.4 shall be directed to Latham & Watkins LLP, as counsel for the Company, or such other Person as may be designated in writing by the Company’s executive officers.

(b)    From and after the date hereof until the date that is one (1) year after the expiration of the Pre-Closing Period, each Commitment Party shall, and shall cause its Representatives to, (i) keep confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Commitment Party or its Representatives pursuant to or in connection with this Agreement (including pursuant to Section 6.4(a), Section 6.5 or in connection with a request for approval pursuant to Section 6.3), except that provision or disclosure of such documents or information may be made to any Affiliate or Representative of such Commitment Party who needs to know such information for purposes of this Agreement or the other Transaction Agreements and who agrees to observe the terms of this Section 6.4(b), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (1) is now or subsequently becomes generally available to the public through no violation or breach of this Agreement by a Commitment Party or its Representatives; (2) becomes available to a Commitment Party or its Representatives on a non-confidential basis from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, which is not, to the actual knowledge of such applicable recipient, after reasonable inquiry, prohibited from disclosing such document or information to the applicable recipient; (3) becomes available to a Commitment Party or its Representatives through document production or discovery in connection with the Chapter 11 Cases or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Cases or other such document production or discovery process; or (4) such Commitment Party or any Representative thereof is required to disclose pursuant to applicable judicial, administrative or regulatory process (including, but not limited to, by court order, deposition, interrogatory, request for documents, subpoena, inspection, audit, civil investigative demand, legal, regulatory, or similar formal or informal process) or pursuant to applicable law or applicable securities exchange rules; provided, that, such Commitment Party or such Representative shall provide the Company with prompt written notice of such legal compulsion and cooperate with the Company to obtain a protective order or similar remedy to cause such information or documents not to be disclosed, including interposing all available objections thereto, at the Company’s sole cost and expense; provided, however, that notwithstanding the foregoing, no such notice shall be required in the case of a routine supervisory examination or routine audit by a banking, governmental, or other financial regulatory or self-regulatory authority not specifically related to the Company or the transaction; provided, further, that in the event that no such protective order or other similar remedy is obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its reasonable best efforts (at the Company’s sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents.

(c)    Notwithstanding anything to the contrary in this Agreement, the Commitment Parties acknowledge and agree that the Company may, in its sole discretion, mark any document or information to be provided pursuant to or in connection with this Agreement, prior to providing such document or information, as “Limited Distribution Information; For Professional Eyes Only” (such marked document or information, the “Highly Confidential Information”). Highly Confidential Information shall be provided solely to the Advisors, and the Commitment Parties and their respective Representatives will not be entitled to review the Highly Confidential Information. None of the Highly Confidential Information shall be subject to disclosure pursuant to Section 6.4(d), and such Highly Confidential Information will only be disclosed to the public in the sole discretion of the Company; provided, however, that if any Highly Confidential Information is provided by the Company to any Commitment Party or any of their respective Representatives (other than the Advisors) without such Commitment Party’s express prior written consent (given in its sole discretion), then such Highly Confidential Information shall be subject to disclosure pursuant to Section 6.4(d), provided, further, that the Company agrees (i) to reasonably cooperate with the Commitment Parties to create summary forms of any Highly Confidential Information that constitutes material non-public information (“MNPI”) and (ii) that such summary forms are subject to disclosure pursuant to Section 6.4(d). The Company shall not provide to the Commitment Parties or any of their respective Representatives (other than the Advisors) any Highly Confidential Information without such Commitment Party’s express prior written consent given in its sole discretion. The Commitment Parties acknowledge and agree that the Advisors are not permitted, pursuant to separate confidentiality agreements with the Company, to send to them, or otherwise share with them, any of the Highly Confidential Information (unless otherwise agreed in writing by the Company in its sole discretion). The Company acknowledges and agrees that the Commitment Parties shall not, solely by virtue of the Advisors having such Highly Confidential Information, be deemed to have received any Highly Confidential Information unless and until such Highly Confidential Information is provided to them.

(d)    During the Pre-Closing Period, upon, and within forty eight (48) hours of, the written request (such time, the “Disclosure Time”) of the Required Commitment Parties, the Company shall make public such document or documents (the “Cleansing Materials”) as may be required to disclose any information (or an appropriate summary that, at a minimum, includes the material portions thereof), in each case that constitutes MNPI that was provided by the Company or the Company Representatives pursuant to this Agreement to the Commitment Parties or to the Commitment Parties’ respective Representatives (the “Disclosure Information”); provided, however, notwithstanding the foregoing, subject to the second proviso in Section 6.4(c), the Highly Confidential Information shall not be subject to this Section 6.4(d), shall not constitute part of the Cleansing Materials and/or the Disclosure Information, and shall not be disclosed without the Company’s prior written consent given in its sole discretion. Cleansing Materials shall be on Form 8-K or any periodic report required or permitted to be filed under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, in such other manner that the Company reasonably determines results in public dissemination of such information. The Company shall provide the Commitment Parties and the Advisors with (i) a draft of the Cleansing Materials at least twelve (12) hours prior to the Disclosure Time and (ii) the opportunity to review and comment on such Cleansing Materials during such twelve (12) hour period (the “Review Period”). The Company will in good faith incorporate the reasonable requests of the Commitment Parties for additions to or other modifications of the Cleansing

Materials (including any descriptions, summaries or other supplemental disclosure materials proposed by the Advisors for inclusion in the Cleansing Materials, whether provided to the Company before or during the Review Period). During the Review Period, the Commitment Parties may, to the extent applicable, provide written notice (the “Notice of Proposed Deficiency”) by email to the Company of the Commitment Parties’ determination, in their reasonable judgment, in good faith, after consultation with internal or outside counsel, of the Disclosure Information, if any, required hereunder to be included in the Cleansing Materials but not included in the proposed Cleansing Materials, and the Commitment Parties’ reasonable requests for additions to or other modifications of the Cleansing Materials. Upon the Company’s disclosure of the Cleansing Materials pursuant to this Section 6.4(d), the Company shall deliver a letter signed by a senior officer of the Company in which the Company represents and warrants to the Commitment Parties that, at such time and to the Knowledge of the Company, there is no MNPI (within the meaning of Regulation FD of the Exchange Act) that the Company has provided to the Commitment Parties or to the Commitment Parties’ respective Representatives (other than, subject to the second proviso of Section 6.4(c), the Highly Confidential Information provided exclusively to the Advisors) that has not been publicly disclosed in the Cleansing Materials such that the Commitment Parties and the Commitment Parties’ respective Representatives will no longer be restricted from trading securities or loans of, or related to, the Company pursuant to applicable securities laws or otherwise solely on account of such MNPI. The Company further agrees that, in the event that the Company fails to disclose the Cleansing Materials by the Disclosure Time or, in the reasonable judgment of the Commitment Parties, in good faith, after consultation with internal or outside counsel, such Cleansing Materials do not contain all of the Disclosure Information that is required in this Section 6.4(d) to be included in the Cleansing Materials, and identified in writing during the Review Period in the Notice of Proposed Deficiency (to the extent that the Company meets its obligations with regard to the Review Period), the Commitment Parties are authorized, subject to the conditions described in this Section 6.4(d), to make and disclose to the public such Cleansing Materials. The Company acknowledges and agrees that neither the Commitment Parties nor any of the Commitment Parties’ respective Representatives shall have any liability at law or equity, including without limitation for any special, indirect, punitive, or consequential damages in contract, tort, warranty, strict liability or otherwise, for the disclosure of Cleansing Materials by the Commitment Parties or the Commitment Parties’ respective Representatives to the extent such disclosure is made in compliance with the requirements of this Section 6.4(d). Without limiting the foregoing, in the event that a Commitment Party chooses to make such a disclosure, then, at least forty-eight (48) hours prior to such disclosure, such Commitment Party shall give the Company and each other Commitment Party a written notice (which may be via email) of intent to disclose (the “Disclosure Notice”), which Disclosure Notice shall also contain such Commitment Party’s proposed form, content, and manner of disclosure of the applicable Disclosure Information to be disclosed in the Cleansing Materials. Such Commitment Party will in good faith incorporate the Company’s reasonable requests for additions to or other modifications of the Cleansing Materials prior to such Commitment Party’s disclosure thereof.

Section 6.5    Financial Information. (a) During the Pre-Closing Period, the Company shall deliver to the counsel and financial advisors to the Commitment Parties, and to each Commitment Party that so requests in writing, all statements and reports the Company is required to deliver to the Prepetition Agent pursuant to Sections 8.01 and 8.02 of the Credit Agreement (as in effect on the date hereof) (the “Reports”). Neither any waiver by the parties to the Credit Agreement of their right to receive the Reports nor any amendment or termination of the Credit Agreement shall affect the Company’s obligation to deliver the Reports to the Commitment Parties in accordance with the terms of this Agreement.

(b)    Information required to be delivered pursuant to Sections 8.01 and 8.02 of the Credit Agreement (as in effect on the date hereof) shall be deemed to have been delivered in accordance with Section 6.5(a) on the date on which the Company provides written notice to the counsel and financial advisors to the Commitment Parties, and to each Commitment Party that so requests, such information that such information is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).

(c)    Each Commitment Party agrees that all information and reports delivered pursuant to this Section 6.5 (except to the extent provided pursuant to Section 6.5(b)) shall be subject to the provisions of Section 6.4(b).

Section 6.6    Commercially Reasonable Best Efforts. (a) Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, each Party shall, consistent with the PSA, use commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable best efforts in:

(i)    timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii)    defending any Legal Proceedings in any way challenging (A) this Agreement, the Plan or any other Transaction Agreement, (B) the BCA Approval Order, PSA Approval Order, Plan Solicitation Order or Confirmation Order or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

(iii)    working together in good faith to finalize the Reorganized Company Corporate Documents, Transaction Agreements and all other documents relating thereto for timely inclusion in the Plan and filing with the Bankruptcy Court.

(b)    Without limitation to Sections 6.1 and 6.2, to the extent exigencies permit, the Company shall provide or cause to be provided a draft of all motions, applications, pleadings, schedules, Orders, reports or other material papers (including all material memoranda, exhibits, supporting affidavits and evidence and other supporting documentation) in the Chapter 11 Cases relating to or affecting the Transaction Agreements in advance of filing the same with the Bankruptcy Court. All such motions, applications, pleadings, schedules, Orders, reports and other material papers shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

(c)    Nothing contained in this Section 6.6 shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the PSA.

Section 6.7    Registration Rights Agreement; Reorganized Company Corporate Documents; Rights Offering Procedures. (a) The Plan will provide that from and after the Closing Date each holder of Common Equity Interests that are “control” or “restricted” securities shall be entitled to registration rights pursuant to a registration rights agreement, which agreement shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Company (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan or an amendment or supplement thereto.

(b)    The Plan will provide that on the Effective Date the Reorganized Company Corporate Documents will be approved, adopted and effective. Forms of the Reorganized Company Corporate Documents shall be filed with the Bankruptcy Court as part of the Plan or an amendment or supplement thereto.

(c)    The Parties will use their commercially reasonable best efforts to finalize the form of Rights Offering Procedures and file them with the Bankruptcy Court.

Section 6.8    Form D and Blue Sky. Following the Closing, the Company shall timely file a Form D with the SEC with respect to the Unsubscribed Shares issued hereunder to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Commitment Party. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares issued hereunder for sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.8.

Section 6.9    No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Unsubscribed Shares in a manner that would require registration of the Unsubscribed Shares to be issued by the Company on the Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Unsubscribed Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 6.10    DTC Eligibility. Unless otherwise requested by the Requisite Commitment Parties, the Company shall use commercially reasonable best efforts to promptly make all Common Equity Interests deliverable to the Commitment Parties eligible for deposit with The Depository Trust Company.

Section 6.11    Use of Proceeds. The Debtors will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Shares for the purposes identified in the Disclosure Statement and the Plan.

Section 6.12    Share Legend. Each certificate evidencing all Unsubscribed Shares that are issued in connection with this Agreement, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such Unsubscribed Shares are uncertificated, such Unsubscribed Shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation.

For the avoidance of doubt, Class A Shares issued pursuant to the Rights Offering and shares issued in satisfaction of the Commitment Premium shall not include the Legend. The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate Company records, in the case of uncertified shares) at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.

Section 6.13    Antitrust Approval. (a) Each Party agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the Plan and the other Transaction Agreements, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable and no later than fifteen (15) Business Days following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.

(b)    The Company and each Commitment Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements that has notified the Company in writing of such obligation (each such Commitment Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Requisite Commitment Parties and the Company.

(c)    Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d)    The Company and each Filing Party shall use their commercially reasonable best efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.13 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.13 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan or the other Transaction Agreements.

Section 6.14    Alternative Transactions. Except as expressly provided by the PSA, the Company and the other Debtors shall not seek, solicit, or support any Alternative Transaction; provided, however, that nothing in this Section 6.14 shall limit the Parties’ ability to engage in marketing efforts, discussions, and/or negotiations with any party regarding refinancing of the Exit Facility to be consummated following the Effective Date; provided, further, that (i) if any of the Debtors receive a proposal or expression of interest regarding any Alternative Transaction from the Effective Date until the occurrence of a Termination Date, the Debtors shall promptly notify counsel to the Commitment Parties of any such proposal or expression of interest, with such notice to include the material terms thereof, including (unless prohibited by a separate agreement) the identity of the person or group of persons involved, and (ii) the Debtors shall promptly furnish counsel to the Commitment Parties with copies of any written offer, oral offer, or any other information that they receive relating to the foregoing and shall promptly inform counsel to the Commitment Parties of any material changes to such proposals. The Debtors shall not enter into any confidentiality agreement with a party interested in an Alternative Transaction unless such party consents to identifying and providing to counsel to the Commitment Parties (under a reasonably acceptable confidentiality agreement) the information contemplated under the proviso to the final paragraph of Section 6 of the PSA.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1    Conditions to the Obligations of the Commitment Parties. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:

(a)    BCA Approval Order; PSA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order and the PSA Approval Order, and such Orders shall be Final Orders.

(b)    Plan Solicitation Order. The Bankruptcy Court shall have entered the Plan Solicitation Order, and such Order shall be in full force and effect.

(c)    Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such Order shall be a Final Order.

(d)    Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the Closing) set forth in the Plan shall have been satisfied or, with the prior consent of the Requisite Commitment Parties, waived in accordance with the terms of the Plan.

(e)    Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with the BCA Approval Order, the Plan Solicitation Order, the Rights Offering Procedures and this Agreement, and the Rights Offering Expiration Time shall have occurred.

(f)    Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(g)    Registration Rights Agreement; Reorganized Company Corporate Documents.

(i)    The Registration Rights Agreement shall have been executed and delivered by the Company, shall otherwise have become effective with respect to the Commitment Parties and the other parties thereto, and shall be in full force and effect.

(ii)    The Reorganized Company Corporate Documents shall duly have been approved and adopted and shall be in full force and effect.

(h)    Expense Reimbursement. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursement invoiced through the Closing Date pursuant to Section 3.3.

(i)    Consents. All governmental and third-party notifications, filings, consents, waivers and approvals set forth on Schedule 5 and required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(j)    Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(k)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(l)    Representations and Warranties.

(i)    The representations and warranties of the Debtors contained in Sections 4.1, 4.2, 4.3, 4.5, 4.25, 4.26, 4.27 and 4.30 shall be true and correct in all respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)    The representations and warranties of the Debtors contained in Sections 4.4, 4.7, 4.12, 4.13, 4.18, 4.24, and 4.32 shall be true and correct in all material respects on and as of the Closing Date, or will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)    The representations and warranties of the Debtors contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date or will be true and correct in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(m)    Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(n)    Material Adverse Effect. Since September 30, 2016, there shall not have occurred, and there shall not exist, any event, development, occurrence or change that constitutes, individually or in the aggregate, a Material Adverse Effect.

(o)    Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.1(l), (m), and (n) have been satisfied.

(p)    Minimum Liquidity. The amount, determined on a pro forma basis after giving effect to the occurrence of the Effective Date and the transactions contemplated by the Transaction Agreements, of (i) the initial availability in the Exit Facility, plus (ii) Cash of the Company shall be no less than $100,000,000.

(q)    Exit Facility. The Exit Facility shall be in effect with the terms set forth in the Term Sheet, as in effect on the date hereof.

(r)    PSA. The PSA shall not have terminated, and no material default thereunder by any Chaparral Party shall have occurred and be continuing, unless waived in accordance with the PSA or cured within the time period specified in, and otherwise in accordance with the PSA.

(s)    Commitment Premium. The Chaparral Parties shall have paid (or such amounts shall be paid concurrently with the Closing) to each Commitment Party the applicable Commitment Premium as set forth in Section 3.2.

(t)    Funding Notice. The Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

Section 7.2    Waiver of Conditions to Obligations of Commitment Parties. All or any of the conditions set forth in Sections 7.1(d), (e), (g), (i), (j), (l), (m), (n), (o) and (p) may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver. Any of the conditions not listed in the preceding sentence may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by all Commitment Parties.

Section 7.3    Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby with any Commitment Party is subject to (unless waived by the Company in writing in its sole discretion) the satisfaction of each of the following conditions:

(a)    BCA Approval Order; PSA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order and the PSA Approval Order, and such Orders shall be Final Orders.

(b)    Plan Solicitation Order. The Bankruptcy Court shall have entered the Plan Solicitation Order, and such Order shall be in full force and effect.

(c)    Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such Order shall be a Final Order.

(d)    Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(e)    Rights Offering. The Rights Offering Expiration Time shall have occurred, and the Debtors shall have received the Rights Offering Amount in full in cash pursuant to the Rights Offering.

(f)    Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(g)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(h)    Representations and Warranties. The representations and warranties of the Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(i)    Consents. All governmental and third-party notifications, filings, consents, waivers and approvals set forth on Schedule 5 and required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(j)    Covenants. The Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(k)    Exit Facility. The Exit Facility shall be in effect with the terms set forth in the Term Sheet, as in effect on the date hereof.

(l)    PSA. The PSA shall not have terminated, and no material default thereunder by any Commitment Party thereto shall have occurred and be continuing, unless waived in accordance with the PSA or cured within the time period specified in, and otherwise in accordance with the PSA.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1    Indemnification Obligations. Following the entry of the BCA Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Commitment Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement and the transactions contemplated hereby, including the Backstop Commitment, the Rights Offering, the payment of the Commitment Premium or the Termination Fee or the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction only to preserve attorney client and work product privileges) legal or other third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party, its Related Parties or any Indemnified Person related thereto, related to a Commitment Party Default by such Commitment Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2    Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party promptly in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.

Section 8.3    Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying

Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4    Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Class A Shares in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Commitment Premium paid or proposed to be paid to the Commitment Parties. Subject to Section 9.6, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Parties in connection with an Indemnified Claim.

Section 8.5    Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price solely for Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement. The BCA Approval Order shall provide that the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.

Section 8.6    No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.

ARTICLE IX

TERMINATION

Section 9.1    Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Requisite Commitment Parties.

Section 9.2    Automatic Termination. Except as otherwise provided in this Article IX, this Agreement shall terminate automatically without further action or notice by any Party if any of the following occurs:

(a)    the PSA is terminated in accordance with its terms;

(b)    any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements; or

(c)    (i) any of the Chapter 11 Cases shall have been dismissed or converted to a chapter 7 case or (ii) a chapter 11 trustee with plenary powers or an examiner with enlarged powers relating to the operation of the businesses of the Debtors beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases or the Debtors shall file a motion or other request for such relief.

Section 9.3    Termination by the Company. This Agreement may be terminated by the Company upon written notice to each Commitment Party if:

(a)    the Bankruptcy Court denies entry of the BCA Approval Order or the PSA Approval Order;

(b)    the Closing Date has not occurred by the Outside Date (as the same may be extended pursuant to Section 9.4(h) or Section 2.3(a)), unless prior thereto the Effective Date occurs and the Rights Offering has been consummated; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(b) if it is then in willful or intentional breach of this Agreement;

(c)    one or more of the Consenting Noteholders (as defined in the PSA) materially breaches its obligations under the PSA, such that the Commitment Party or the Commitment Parties not then in breach of the PSA (the “Non-PSA Breaching Commitment Parties”) at any time hold collectively less than sixty-six and two-thirds percent (66-2/3%) of the principal amount of all Unsecured Notes Claims;

(d)    subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Commitment Party pursuant to this subsection (d), (i) any Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 7.3(h) or Section 7.3(i) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to such Commitment Party, and (iii) such breach or inaccuracy is not cured by such Commitment Party by the fifth (5th) Business Day after receipt of such notice; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(d) if it is then in willful or intentional breach of this Agreement; or

(e)    the Company or any of its Subsidiaries determines, based upon advice of counsel, that proceeding with the Restructuring Transactions (including, without limitation, the Plan or solicitation of the Plan) would be inconsistent with the exercise of the fiduciary duties of the board of directors or analogous governing body of the Company or such Subsidiary; provided, that concurrently with such termination, the Company pays the Termination Fee pursuant to Section 9.6(b)(ii) to the extent such Termination Fee is otherwise payable under this Agreement.

Section 9.4    Termination by the Requisite Commitment Parties. This Agreement may be terminated by the Requisite Commitment Parties upon written notice to the Company if:

(a)    any of the BCA Approval Order, PSA Approval Order, Plan Solicitation Order or the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered or is modified or amended in any material respect after entry without the prior written consent of the Requisite Commitment Parties;

(b)    any of this Agreement, the PSA, Rights Offering Procedures, Disclosure Statement, Plan or any documents related to the Plan, including notices, exhibits or appendices, or any of the Definitive Documentation (as defined in the PSA) is amended or modified in any material respect without the prior written consent of the Requisite Commitment Parties;

(c)    the Company, any of the other Debtors or any other Commitment Party files any cause of action against and/or seeking to restrict the enforcement rights of holders of Unsecured Notes Claims in their capacity as such (or if any of the Company, any of the Debtors or other Commitment Party supports any such motion, application or adversary proceeding commenced by any third party or consents to the standing of any such third party);

(d)    (i) (A) the Debtors have materially breached their obligations under Section 6.14, (B) a Commitment Party delivers written notice of such breach to the Company, and (C) such breach is not cured by the Company by the fifth (5th) Business Day after receipt of such notice, (ii) the Bankruptcy Court approves or authorizes an Alternative Transaction or (iii) the Company or any of its Subsidiaries enters into any Contract or written agreement in principle providing for the consummation of any Alternative Transaction;

(e)    the Company or any other Debtor (i) amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is materially inconsistent with this Agreement; (ii) suspends or revokes the Transaction Agreements; or (iii) publicly announces its intention to take any such action listed in sub-clauses (i) and (ii) of this subsection;

(f)    [Reserved]

(g)    except as provided by the PSA, the modification or amendment of any interim or final cash collateral Order entered in the Chapter 11 Cases that is not satisfactory, in their sole discretion, to the Requisite Commitment Parties;

(h)    the Closing Date has not occurred by 11:59 p.m., New York City time on the date that is one hundred thirty (130) days after the date hereof (as it may be extended pursuant to this Section 9.4(h) or Section 2.3(a), the “Outside Date”), unless prior thereto the Effective Date occurs and the Rights Offering has been consummated provided, that, the Outside Date may be waived or extended with the prior written consent of the Company and the Requisite Commitment Parties up to the date that is one hundred eighty (180) days after the date hereof (the “Final Outside Date”);

(i)    the Bankruptcy Court has not entered the BCA Approval Order or the PSA Approval Order on or prior to December 8, 2016;

(j)    the Bankruptcy Court has not entered the Plan Solicitation Order on or prior to the date that is forty-five (45) days after entry of the BCA Approval Order and PSA Approval Order;

(k)    the Bankruptcy Court has not entered the Confirmation Order on or prior to the date that is ninety (90) days after the entry of the BCA Approval Order and PSA Approval Order;

(l)    (i) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 7.1(l), 7.1(m) or 7.1(n) not to be satisfied, (ii) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (iii) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Sections 7.1(l), 7.1(m) or 7.1(n) is not capable of being satisfied; provided, that, this Agreement shall not terminate pursuant to this Section 9.4(l) if the Requisite Commitment Parties are then in willful or intentional breach of this Agreement;

(m)    since September 30, 2016, there shall have occurred any event, development, occurrence or change that, individually, or together with all other Events, has had or would reasonably be expected to have a Material Adverse Effect; or

(n)    the amount of Cash of the Company shall, at any time, be less than $25,000,000.

Section 9.5    Termination by any Commitment Party. (a) This Agreement may be terminated by any Commitment Party, as to itself only, upon written notice to the Company if the Closing Date has not occurred by the Final Outside Date.

(b)    Upon the occurrence of any termination by a Commitment Party (the “Withdrawing Commitment Party”) pursuant to Section 9.5(a), the remaining Commitment Parties and their respective Affiliated Funds (other than any Withdrawing Commitment Party) shall have the right, but not the obligation, within the five (5) Business Days after receipt of written notice from the Company Party Withdrawal (such five (5) Business Day period, the “Commitment Party Withdrawal Replacement Period”), to make arrangements for one or more of the Commitment Parties (other than the Withdrawing Commitment Party) to purchase the Withdrawing Commitment Party’s Backstop Commitment Percentage in amounts as may be agreed upon by all Commitment Parties electing to purchase such Backstop Commitment Percentage, or, if no such agreement is reached, based upon the relative applicable Backstop Commitment Percentages of any such Commitment Parties (such Commitment Parties, the “Withdrawal Replacing Commitment Parties”). Any such Backstop Commitment Percentage purchased by a Withdrawal Replacing Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Shares to be purchased by such Withdrawal Replacing Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Withdrawal Replacing Commitment Party for all purposes hereunder and (z) the Backstop Commitment of such Withdrawal Replacing Commitment Party for purposes of the definition of Requisite Commitment Parties.

(c)    If after giving effect to the provisions in Section 9.5(b), no agreement can be reached for acquisition of a Withdrawing Commitment Party’s Backstop Commitment Percentage within the Commitment Party Withdrawal Replacement Period, this Agreement shall terminate with respect to all Parties.

Section 9.6    Effect of Termination. (a) Upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided, that (i) subject to Section 2.3(c), the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article VIII and to pay the Termination Fee pursuant to Section 9.6(b) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in Section 6.4(b), this Section 9.6 and Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10, nothing in this Section 9.6 shall relieve any Party from liability for its gross negligence, willful misconduct or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b)    If this Agreement shall be terminated for any reason other than by the Company under Section 9.3(a), (c) (only in the case such Consenting Noteholder is also a Commitment Party hereunder) or (d), then the Debtors shall, promptly after the date of such termination, pay the Termination Fee entirely in cash to the Commitment Parties or their designees in accordance with Section 3.2. To the extent that all amounts due in respect of the Termination Fee pursuant to this Section 9.6(b) have actually been paid by the Debtors to the Commitment Parties in connection with a termination of this Agreement, the Commitment Parties shall not have any additional recourse against the Debtors for any obligations or liabilities relating to or arising from this Agreement, except for, subject to Section 10.10, liability for gross negligence, willful misconduct or any willful or intentional breach of this Agreement pursuant to Section 9.6(a). Except as expressly set forth in this Section 9.6(b), the Termination Fee shall not be payable upon the termination of this Agreement. The Termination Fee shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

ARTICLE X

GENERAL PROVISIONS

Section 10.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)    If to the Company or the other Chaparral Parties:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Facsimile:        (405) [478]-[8770]

Attention:        Mark Fischer

Email: markf@chaparralenergy.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Facsimile:        (212) 751-4864

Attention:        Keith Simon

Email: keith.simon@lw.com

(b)    If to the Commitment Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth opposite each such Commitment Party’s name on Schedule 5, with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Evan Fleck

28 Liberty Street

New York, New York 10005

Tel:      (212) 530-5567

Fax:     (212) 822-5567

Email: efleck@milbank.com

Section 10.2    Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.3 or Section 2.6 and any purported assignment in violation of this Section 10.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 10.3    Prior Negotiations; Entire Agreement. (a) This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties and the PSA (including the Term Sheet) will each continue in full force and effect.

(b)    Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND (B) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION

OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

Section 10.7    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Requisite Commitment Parties; provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) modify such Commitment Party’s Backstop Commitment Percentage, (ii) increase the Purchase Price to be paid in respect of the Unsubscribed Shares, or (iii) have a materially adverse and disproportionate effect on such Commitment Party and (b) the prior written consent of each Commitment Party shall be required for any amendment that would, directly or indirectly modify a Significant Term. Notwithstanding the foregoing, Schedule 2 shall be revised as necessary without requiring a written instrument signed by the Company and the Requisite Commitment Parties to reflect conforming changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of Transfers permitted and consummated in compliance with the terms and conditions of this Agreement. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.1 and 7.3, the waiver of which shall be governed solely by Article VII, the waiver of which shall be governed by their respective terms) may be waived (A) by the Debtors only by a written instrument executed by the Company and (B) by the Requisite Commitment Parties only by a written instrument executed by the Requisite Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 10.8    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10    Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 10.11    No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment.

Section 10.12    Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, it being understood that nothing in this Section 10.12 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Cases.

Section 10.13    Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement). The Parties agree that any valuations of the Company’s or other Debtor’s assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including determining recoveries under the Plan, and that this Agreement does not limit the Parties’ rights regarding valuation in the Chapter 11 Cases.

Section 10.14    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 10.15.    Severability. In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

Guarantors:

CHAPARRAL RESOURCES, L.L.C.

By:
Name:
Title:

CHAPARRAL REAL ESTATE, L.L.C.

By:
Name:
Title:

CHAPARRAL CO2, L.L.C.

By:
Name:
Title:

CEI PIPELINE, L.L.C.

By:
Name:
Title:

[SIGNATURE PAGE TO BACKSTOP COMMITMENT AGREEMENT]

CHAPARRAL ENERGY, L.L.C.

By:
Name:
Title:

CEI ACQUISITION, L.L.C.

By:
Name:
Title:

GREEN COUNTY SUPPLY, INC.

By:
Name:
Title:

CHAPARRAL BIOFUELS, L.L.C.

By:
Name:
Title:

CHAPARRAL EXPLORATION, L.L.C.

By:
Name:
Title:

ROADRUNNER DRILLING, L.L.C.

By:
Name:
Title:

[SIGNATURE PAGE TO BACKSTOP COMMITMENT AGREEMENT]

[COMMITMENT PARTY]

By:
Name:
Title:

[SIGNATURE PAGE TO BACKSTOP COMMITMENT AGREEMENT]

SCHEDULE 1 –SUBSIDIARIES

Chaparral Resources, L.L.C.

Chaparral Real Estate, L.L.C.

Chaparral CO2, L.L.C.

CEI Pipeline, L.L.C.

Chaparral Energy, L.L.C.

CEI Acquisition, L.L.C.

Green Country Supply, Inc.

Chaparral Biofuels, L.L.C.

Chaparral Exploration, L.L.C.

Roadrunner Drilling, L.L.C

SCHEDULE 2 – BACKSTOP COMMITMENT PERCENTAGES

[To come]

SCHEDULE 3 – UNSECURED NOTES CLAIMS

Beneficial Holder	Debt Instrument	Principal Amount of Claims Thereunder
[ ]	2010 Indenture
2011 Indenture
2012 Indenture
Total Claims:

SCHEDULE 4 – CONSENTS

[To come]

SCHEDULE 5 – NOTICE ADDRESSES FOR COMMITMENT PARTIES

[To come]

EXHIBIT A – FORM OF RIGHTS OFFERING PROCEDURES

EXHIBIT B – FORM OF JOINDER FOR RELATED PURCHASER

Joinder to BACKSTOP COMMITMENT AGREEMENT

JOINDER TO BACKSTOP COMMITMENT AGREEMENT (this “Joinder”) dated as of [            ], 2016, by and among [                    ] (the “Transferor”) and [                    ] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Chaparral Energy, Inc. (the “Company”), the other Chaparral Parties party thereto and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of November [●], 2016 (as amended, supplemented restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(b) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any creditworthy Affiliate or Related Fund (other than any portfolio company of such Commitment Party or its Affiliates), subject to the terms and conditions set forth in the Agreement;

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which his hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

2.    Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.    Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement and (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, such number of Unsubscribed Shares as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Approval Order.

4.    Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Transferee is an Affiliate or a Related Fund of the Transferor; (b) the Transferee is not a portfolio company of the Transferor or the Transferor’s Affiliates and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

5.    Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto.

6.    Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

7.    Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

Acknowledged and Agreed to:

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

EXHIBIT C-1 – FORM OF JOINDER FOR EXISTING COMMITMENT PARTY PURCHASER

JOINDER TO BACKSTOP COMMITMENT AGREEMENT

JOINDER TO BACKSTOP COMMITMENT AGREEMENT (this “Joinder”) dated as of [            ], 2016, by and among [                    ] (the “Transferor”) and [                    ] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Chaparral Energy, Inc. (the “Company”), the other Chaparral Parties party thereto and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of November [●], 2016 (as amended, supplemented restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Affiliate or Related Fund (other than any portfolio company of such other Commitment Party or its Affiliates), subject to the terms and conditions set forth in the Agreement;

WHEREAS, the Subject Transfer has been consented to be the Requisite Commitment Parties; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which his hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

2.    Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.    Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement and (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, such number of Unsubscribed Shares as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Approval Order.

4.    Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of the Agreement that occurs prior to consummation of the Subject Transfer) under the Agreement to the extent of the Backstop Commitment Transferred in the Subject Transfer.

5.    Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been approved by the Requisite Commitment Parties; (b) the Transferee is not a portfolio company of the Transferor or the Transferor’s Affiliates and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.    Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto.

7.    Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.    Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

Acknowledged and Agreed to:

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

EXHIBIT C-2 – FORM OF AMENDMENT FOR EXISTING COMMITMENT PARTY PURCHASER

AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT

AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT (this “Amendment”) dated as of [            ], 2016, by and among [                    ] (the “Transferor”) and [                    ] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Chaparral Energy, Inc. (the “Company”), the other Chaparral Parties party thereto and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of November [●], 2016 (as amended, supplemented restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Affiliate or Related Fund (other than any portfolio company of such other Commitment Party or its Affiliates), subject to the terms and conditions set forth in the Agreement;

WHEREAS, the Subject Transfer has been consented to be the Requisite Commitment Parties; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which his hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Amendment and is incorporated herein by reference, mutatis mutandis.

2.    Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.    Agreement to be Bound. The Transferee hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, such number of Unsubscribed Shares as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Approval Order.

4.    Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of the Agreement that occurs prior to consummation of the Subject Transfer) under the Agreement to the extent of the Backstop Commitment Transferred in the Subject Transfer.

5.    Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been approved by the Requisite Commitment Parties; (b) the Transferee is not a portfolio company of the Transferor or the Transferor’s Affiliates and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.    Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto.

7.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.    Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

Acknowledged and Agreed to:

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

EXHIBIT D – FORM OF JOINDER FOR NEW PURCHASER

JOINDER TO BACKSTOP COMMITMENT AGREEMENT

JOINDER TO BACKSTOP COMMITMENT AGREEMENT (this “Joinder”) dated as of [            ], 2016, by and among [                    ] (the “Transferor”), [                    ] (the “Transferee”) and Chaparral Energy, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company, the other Chaparral Parties party thereto and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of November [●], 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(d) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person, subject to the terms and conditions set forth in the Agreement;

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

WHEREAS, the Subject Transfer has been consented to be the Requisite Commitment Parties; and

WHEREAS, [the Subject Transfer has been consented to by the Company]/[the Transferor has agreed to remain obligated to fund the portion of the Backstop Commitment to be Transferred in the Subject Transfer;]

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

2.    Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.    Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement and

(b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Approval Order, such number of Unsubscribed Shares as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Approval Order.

4.    [Continuing Obligations of Transferor. Nothing in this Joinder shall be construed to relieve the Transferor from any of its obligations under the Agreement.]/[Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of the Agreement that occurs prior to consummation of the Subject Transfer) under the Agreement to the extent of the Backstop Commitment Transferred in the Subject Transfer.]

5.    Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been approved by the Requisite Commitment Parties; (b) [the Subject Transfer has been consented to by the Company]/[it has agreed to remain obligated to fund the Backstop Commitment to be Transferred in the Subject Transfer] and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.    Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto.

7.    Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.    Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:
[ ]

By:
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

ACKNOWLEDGED:

CHAPARRAL ENERGY, INC.

By:
Name:
Title: